UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                  AMENDMENT 2


                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 5, 2005 (April 4, 2005)


                             PEGASUS WIRELESS CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Colorado                       000-30807                65-0904572
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
      of incorporation)                                    Identification No.)


  48499 Milmont Dr., Freemont, CA                                   94538
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code (510) 490-8288


   CEO Channel.com, Inc., 11408 Orchard Park, Suite 311, Glen Allen, VA 23059
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)




----------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.02 - Termination of a Material Definitive Agreement

On February 1, 2005, Pegasus Wireless acquired United Service Attendants, Inc. by issuing common tock of Pegasus in exchange for 100% of the issued and outstanding common stock of United. The agreement thereto was an exhibit to a Form 8-K filed by United on February 8, 2005.

On March 31, 2005, this acquisition was rescinded and terminated and is considered to be void ab initio, ("as if it had never happened"). The agreement thereto was an exhibit to a Form 8-K/A filed by United on April 4, 2005.


SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.


On April 4, 2005, Pegasus Wireless Corp., (Pegasus or PWC), acquired CEO Channel.com, Inc., (CEOC). As a result of this acquisition, Pegasus is filing this Form 8-K and future forms, as required under the Securities Exchange Act of 1934, as amended, as successor registrant to CEOC. As a result of this acquisition, CEOC has adopted the fiscal year end of Pegasus, June 30. The first consolidated post-acquisition report will be the Form 10-KSB for the fiscal year ended June 30, 2005.

Pursuant to this agreement, Pegasus is issuing 3,000,000 shares of its restricted common stock to settle, in full, the then existing convertible debt of CEOC and the outstanding 12,200,000 shares of CEOC common stock, (held by the same parties holding the convertible debt), are being contributed back to CEOC for cancellation.

On November 5, 2004, Pegasus Wireless Corp. acquired via reverse merger, accounted for as a reorganization, OTC Wireless, Inc. Pursuant to this agreement, Pegasus issued 22,409,992 shares of its restricted common stock to affect this reverse merger.


Business


OTC  Telecom,  Inc.  (the  Company  or OTC  Wireless),  changed  its name to OTC
Wireless, Inc. in 2000 to better reflect the nature of the company's core business. It was incorporated in September 1993 as a California corporation. The Company began its operations in November 1993 in Sunnyvale, California. OTC Wireless was founded by a group of experienced technologists from microwave communication and computer networking industries. The Company's major business is to provide wireless communication technologies and products to serve the business, education and industrial application markets.

OTC Wireless introduced its 900MHz spread spectrum wireless Ethernet bridge in 1995, among the industry's earliest true plug-and-play wireless network solution. The Company also submitted its first patent application in October 1995, based on the spread spectrum receiver technology developed for this product.

In 1996, OTC Wireless then introduced one of the industry's first 2.4 GHz plug-and-play wireless Ethernet bridge, AirEZY and the 2.4GHz wireless serial radio modem, ADAM, both based on the Company's direct sequence spread spectrum technology.

In 1998, the Company introduced the enhanced AiEZY series of wireless radios by combining the plug- and-play feature with the WIPP (wireless internet polling protocol) multiple access scheme developed by the Company, to provide a collision-free, adjustable bandwidth wireless access solution platform. In the same year, the Company also introduced one of the industry's earliest 2.4GHz IEEE 802.11b wireless bridges.

In 2000, the Company introduced the one of the industry's earliest 54Mbps IEEE 802.11g plug-and- play indoor and outdoor wireless Ethernet bridge solutions, AVCW and ASR/ACR.

In 2002, the Company introduced a plug-and-play wireless serial communication solution, WiSER, for connecting the interactive whiteboard and the computer in classrooms as well as meeting rooms. In the same year, the Company introduced its 802.11b wireless projector/display solution, WiJET.

In 2004, the Company introduced a new generation of plug-and-play WiSER, the WiSER.ip, that converts the conventional serial (RS-232) communication based "dumb" industrial devices into TCP/IP- capable, intelligent network nodes. The Company also introduced two new wireless display solutions based on the 54Mbps IEEE 802.11g technology (WiJET.G, and WiJET.Video) that supports streaming MPEG1 and MPEG2 video files from a computer to a projector, LCD TV or plasma flat panel display, wirelessly.

The Company has applied and been awarded patents,  based on the Company's spread
spectrum   receiver   signal   processing   technology  as  well  as  its  WIPP,
plug-and-play and wireless display technology:

        "Non-coherent direct sequence spread spectrum receiver for detecting bit/symbol chip sequences using threshold comparisons of chip sequence correlation," U.S. Patent No. 5,687,190, awarded 11/11/1997.

        "A robust system for wireless projection of computer display and rendering of motion video contents," U.S. Patent Application No. 60/542,247, filed on 2/4/2004, pending.

Although the Company initialized the following provisional patent applications, it decided not to continue with formal applications due to obsolesce caused by newer technology development:

        "Multiple access scheme for wireless internet connection," US patent application no. 09/660,285, filed 9/16/1999. Japanese Patent Application No. 2000-281792, filed 9/18/2000.

        "Wired protocol to wireless protocol converter," U.S. Patent Application No. 10/209,118, filed 7/30/2002.

        "USB-interface radio," U.S. Patent Application No. 60/388,553, filed 6/12/2002.

Today, the Company offers the following products in three major application areas:

     For indoor and outdoor wireless networking:

                 OTCW Model #         Application
                --------------       --------------------------------------
                 AVCW*-AP:           11Mbps outdoor wireless access point
                AVCW*-BRG:           11Mbps outdoor wireless bridge station
               AVCW*-AP-G:           54 Mbps outdoor wireless access point
              AVCW*-BRG-G:           54 Mbps outdoor wireless bridge station
                      ASR:           11 Mbps indoor wireless access point
                      ACR:           11 Mbps indoor wireless bridge station
                    ASR-G:           54 Mbps indoor wireless access point
                    ACR-G:           54 Mbps indoor wireless bridge station
-------------------------------
* All AVCW models offer two integrated antenna options 9dBi and 15 dBi and a third option of a Type-N connector for external antenna connection.


     For industrial wireless networking solutions:

                 OTCW Model #         Application
                --------------       --------------------------------------
                    WiSER:           11 Mbps wireless serial modem
                 WiSER.ip:           11 Mbps wireless serial TCP/IP modem


     For wireless multimedia/video networking solutions:

                 OTCW Model #         Application
                --------------       --------------------------------------
                      WiJET:         11 Mbps wireless display solution
                    WiJET.G:         54 Mbps wireless display solution
                WiJET.Video:         54 Mbps wireless display solution
                                        with video streaming

OTC Wireless has been delivering products to customers since 1995, both domestically and overseas. In addition to system integrators, value-added resellers and end users worldwide, the Company also offers products to major account customers who either bundle OTC Wireless's solution to their own products, or carry OTC Wireless's products under their own names by private labeling or OEM custom-designed products from the Company. Over the years, the Company's major account customers include our largest Japanese customer, CallUS Computers, which private labels our wireless technology products to Wireless Internet, (WI) and Nippon Telephone and Telegraph-ME Group, (NTT-ME). The Company also is a direct supplier to Showa Electric Cable Company (SWCC). In addition the Company is also the direct supplier of its products to, among others, Smart Technologies of Canada, Lexmark in the U.S. and D-Link, a major worldwide network equipment provider based in Taiwan, each of which private labels our technology products through their distribution network in their country of origin.

The AVCW series of outdoor wireless Ethernet bridge products are used by Internet Service Providers (ISPs) to offer high speed Internet access to their customers wirelessly. They are also used by business customers and schools to interconnect computer networks in different buildings. When used in a point to point configuration, a pair of AVCW radios can reach a distance up to 20 miles. In a point to multiple-point configuration, the radius of a "coverage cell" typically ranges between 3 to 5 miles. Working with its service providers, the Company has deployed numerous wireless broadband Internet networks domestically as well as overseas (including Japan, China and South America).

The Company's ASR and ACR indoor wireless products are used in the Wireless Local Area Networks (WLAN) by office and home users to interconnect computers without having to deploy cables. Being designed as a true plug-and-play wireless solution, OTC Wireless' radios require no installation of software drivers, and can be used to wirelessly interlink any devices equipped with the RJ-45 Ethernet port, not only computers. For example, they can be used to enable wireless printing, connecting computers and network printers. They can also be used to connect to game consoles such as X-Box, Play Station or Game Cube with the wireless home gateways.


The WiSER series wireless serial radios are used by both industrial and education users. Teachers in the schools use WiSER to wirelessly interconnect the interactive whiteboards to the computers in the classrooms. Industrial users use the WiSER to connect the central control computer to the remote data collecting and sensing devices.


The WiJET series products are used by both business and education customers. Presenters in a business meeting or teachers in the classroom can deliver their PowerPoint slide shows to the audience in the most convenient location with their computers wirelessly connected to the projector without the restriction of a tethering VGA cable. Home users can use WiJET to deliver movie files stored on their computer hard drives to an LCD or plasma flat panel TV wirelessly.

The Company has a number of new products in the pipeline which its management believe to be innovative and responsive to customer needs and desires. The Company is planning to introduce a new generation of wireless access point products that operate in multiple frequency bands and supports backbone and last-mile functions from a simple, easy to install package. The Company also is developing its next generation wireless multi-media solution that delivers enhanced video streaming and audio performance and computer presentation capability over the wireless connectivity between the computer and the remote display/sound devices.


SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01(a). Changes in Registrant's Certifying Accountant

     (1) On March 10, 2005, the Company dismissed Frank L. Sassetti & Company, as the independent auditor of CEO Channel.com, Inc.

Frank L. Sassetti & Company performed the audits for the period from inception (February 2, 1999) ended December 31, 1999, which did not contain any adverse opinion or a disclaimer of opinion, nor was qualified as to audit scope or accounting principles.




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



During the Registrant's two most recent fiscal years and during any subsequent interim period prior to the March 10, 2005, dismissal as the Company's independent auditors, there were no disagreements with Frank L. Sassetti & Company, with respect to accounting or auditing issues of the type discussed in
Item 304(a)(iv) of Regulation S-B.

     (2) On April 4, 2005, as a result of the acquisition of CEOC by Pegasus Wireless, the Company dismissed Lawrence Scharfman & Company, as the independent auditor of CEO Channel.com, Inc.

Lawrence Scharfman & Company performed the audits for the five years ended December 31, 2004, which did not contain any adverse opinion or a disclaimer of opinion, nor was qualified as to audit scope or accounting principles.



During the Registrant's two most recent fiscal years and during any subsequent interim period prior to the April 4, 2005, dismissal as the Company's independent auditors, there were no disagreements with Lawrence Scharfman & Company, with respect to accounting or auditing issues of the type discussed in
Item 304(a)(iv) of Regulation S-B.


Item 4.01(b). Changes in Registrant's Certifying Accountant

     (1) On March 10, 2005, the Company's board of directors approved the engagement of the firm of Lawrence Scharfman & Company, 9608 Honey bell Circle, Boynton Beach, Florida 33437 as the Company's independent auditors. Such appointment was accepted by Lawrence Scharfman of the firm.

During the Registrant's two most recent fiscal years or any subsequent interim period prior to engaging Lawrence Scharfman & Company the Company, or someone on the Company's behalf, had not consulted Lawrence Scharfman & Company regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

     (2) On April 4, 2005, the Company's board of directors approved the engagement of the firm of Pollard- Kelley Auditing Services, Inc., 3250 W. Market St., Suite 307, Fairlawn, Ohio 44333, as the Company's independent auditors. Such appointment was accepted by Terance Kelly of the firm.

During the Registrant's two most recent fiscal years or any subsequent interim period prior to engaging Pollard-Kelley Auditing Services, Inc., the Company, or someone on the Company's behalf, had not consulted Pollard-Kelley Auditing Services, Inc. regarding any of the accounting or auditing concerns stated in
Item 304(a)(2) of Regulation S-B.

     (1) On April 18, 2005, the Company provided Frank L. Sassetti & Company with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed.

     (2) On April 18, 2005, the Company provided Lawrence Scharfman & Company with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Change in Control of Registrant.

With the issuance of 3,000,000 shares of Common Stock to holders of the convertible debt, and the retirement of CEOC's 12,200,000 common shares completing the acquisition of CEOC, the former holders of capital stock of CEOC became minority holders of the capital stock of Pegasus. The change of control of CEOC was effected solely by the issuance of newly issued shares of the Company to the former convertible debt-holders and shareholders of CEOC upon the Acquisition without any other consideration.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (a) Effective on April 4, 2005, and upon the Acquisition, the then officers and directors of CEOC resigned and were replaced by persons who have been officers and directors of Pegasus. See 5.02(c) of this report on Form 8-K.

     (b) See 5.02(c) of this report on Form 8-K.

     (c) The following persons became the executive officers and directors of CEOC on April 4, 2005. Prior to the Acquisition, such persons had no relationship with CEOC. They are also the officers and directors of Pegasus.

Name                Age     Position
----------------    ----    -----------------------------------------
Alex Tsao            52     Chief Executive Officer and Chairman of the Board of
                            Directors

Jasper Knabb         37     President and Director
Stephen Durland      50     Chief Financial Officer and Director
Caspar Lee           51     Director
Jerry Shih           56     Director
------------------------------

ALEX TSAO, Chairman and CEO, is the Company's founding CEO. Dr. Tsao has more than 20 years experience in the microwave communication and satellite communication industry. He has served in both technical and management positions during his association with Globalstar, Loral Space Systems and Ford Aerospace prior to OTC Wireless. From 1991 to 1993, he was the technical manager for the satellite communication payload system for Globalstar, a low earth orbit (LEO) satellite mobile communication service provider. He was involved in the system design and development for both the space and the ground segments for the geosynchronous earth orbit (GEO) communication satellite systems during his tenure with Loral Space Systems between 1988 and 1991. He was involved in the microwave communication system development while working for Ford Aerospace during the 1981 to 1988 period. Dr. Tsao received his Ph.D. degree from the University of Illinois, Champaign-Urbana in 1981 and his Master's degree from Duke University in 1978, both in Electrical Engineering. Dr. Tsao has been awarded 11 U.S. patents.

JASPER KNABB, President and Director, has more than 15 years' experience in the high tech industry. Mr. Knabb's involvement in the technology business encompasses PC manufacturing and sales, computer gaming software development, Internet service provider and wireless system development and marketing. Prior to Pegasus Wireless, Mr. Knabb was the President of Wireless Frontier, Inc.,

(OTC BB: WFRI), from 2003 to 2004 and was responsible for business development and successfully negotiating to bring the company to public via a reverse merger. Prior to Wireless Frontier, Mr. Knabb was a Managing Director at OTC Wireless responsible for business development from 2001 to 2002. Prior to OTC Wireless, Mr. Knabb founded and became the President of Beach Access, a privately held Internet Service Providing company, in 1998, and successfully sold the company in 2000. Between 1985 and 1998, he was the owner and the President of Microland, a PC retailing business, and SEI, a console game developer, both privately held companies.



STEPHEN DURLAND, CFO and Director , has been the president of Durland & Company, CPAs, PA, since he founded it in 1991. Durland & Company has specialized in the audits of micro-cap public companies since its founding. In addition, its clients have had operations in 18 foreign countries, giving the firm very heavy international experience. Since 1998, Mr. Durland has been a Director of Children's Place at Homesafe, Inc. , a local non-profit serving the needs of abused and/or terminally ill children. He has been a Director of Medical Makeover Corporation of America since June 2004. This company is listed on the OTC Bulletin Board. He has also been a Director of ExpressAir Delivery Systems, Inc. since 1999 and Global Eventmakers, Inc. since 2003. They are private operating companies expecting to become publicly traded in 2005 via reverse merger with publicly trading shell companies. He was a Director of two other OTC BB listed companies, American Ammunition, Inc. (July 2001 - March 2002), and JAB International, Inc. (October 2000 - June 2003). He was CFO/Acting CFO for four private operating companies, Main Line Medical Acquisition, LLC, (November 2002
- April 2003), Powerhouse Management, Inc., (November 2002 - April 2003), Ong Corp., (March 2001 - June 2002) and American Hydroculture, Inc., (August 2000 - August 2001), none of which went public, and four OTC BB listed companies, American Ammunition, Inc. (July 2001 - March 2002), JAB International, Inc. (October 2000 - June 2003), Ocean Resources, Inc. (September 2002 - November
2003), and Safe Technologies, Inc. (September 2002 - December 2003). Of the public companies, all but two, (American Ammunition and Pegasus Wireless), had completed their reverse mergers well before Mr. Durland became aware of the companies. These CFO/Acting CFO positions have primarily been interim in nature to assist these companies through periods when they could either not afford or did not need a full-time CFO. All of the publicly traded companies, except Medical Makeover and Safe Technologies became public via reverse merger with public shells. Mr. Durland was not involved with any of the public shells prior to the reverse mergers. Prior to Durland & Company, he was responsible for the back-office operations and accounting for two companies with investment portfolios of $800 and $900 million and $36 billion (face amount) of futures and options transactions. Prior to that, he was a securities Registered Representative for two years. Mr. Durland received his BAS in Accounting from Guilford College in 1982 and has been a CPA in 14 states.



CASPAR LEE, Director, has been the President of Paradigm Venture Partners since 2001. Paradigm is an Asia-based venture investment firm Mr. Lee co-founded. Mr. Lee has more than 25 years experience in the electronics industry and high-tech venture investment business. Between 1991 and 2001, Mr. Lee was the Senior Vice




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



President of Hotung International Investment Group, an Asia- based investment firm with more than 170 portfolio companies in Taiwan, Singapore, Hong Kong, Malaysia, China, Israel, Canada and the U.S. Between 1987 and 1991, Mr. Lee was the President of Astra Computers, a motherboard design and manufacturing company based in Taiwan. Between 1983 and 1987, Mr. Lee was a hardware design Manager at Sytek Corp., a Mountain View, California- based broadband local area network manufacturer. From 1981 to 1983, Mr. Lee was a hardware design engineer at Ungermann-Bass Corp., Santa Clara, California. Between 1979 and 1981, Mr. Lee was a CPU design engineer at Intel Corp., Santa Clara, California. From 1978 to 1979, Mr. Lee worked as a SRAM design engineer at Texas Instruments, Houston, Texas. Mr. Lee received his Masters degree in Electrical Engineering from University of California, Berkeley in 1978 and his MBA degree from University of Santa Clara, Santa Clara, California in 1986.

JERRY SHIH, Director, is the founder and, since 1985, the Chairman and CEO of AMAX Engineering Corporation, a PC system and peripheral solution provider. Mr. Shih has more than 25 years' experience in the computer manufacturing and channel distribution business. He is also the Chairman and CEO of AMAX Information Technologies, an IT solution provider; President of ASKE Media Inc., an e-commerce software solution provider and Chairman of Advanced Semiconductor Engineering Technologies, a semiconductor equipment service provider. He was an Engineering Manager at VLSI Technology between 1984 and 1985. From 1978 to 1984, he was an Engineering Manager at Signetics Corporation. He was an engineer at Mostek Corporation between 1977 and 1978. Mr. Shih received his Masters degree in Industrial Engineering from the University of Arizona in 1977.


Executive Compensation of Pegasus's Officers

            The officers of Pegasus became the officers of the CEOC after the closing of the Acquisition. The following table sets forth the compensation earned during the years ended June 30, 2004 and 2003 by Pegasus (OTC Wireless) officers who, on April 4, 2005, became officers of the Company:

                                                                      Long Term
                                                                    Compensation
                                               Annual Compensation      Awards
                                            ------------------------------------
                                                                      Securities
                                                                      Underlying
Name And Principal Position                  Salary($)   Bonus($)      Options
-------------------------------------------------------------------------------
Alex Tsao, Chief Executive Officer,   2004   $  120,000  $   0        $       0
and Director                          2003   $  120,000  $   0        $       0
                                      2004   $        0  $   0        $       0

Jasper Knabb, President               2003   $        0  $   0        $       0

Stephen Durland, CFO                  2004   $        0  $   0        $       0
                                      2003   $        0  $   0        $       0
---------------------------

Related Party Transactions

None


Item 5.03  Amendments to Articles of Incorporation or Bylaws;   Change in Fiscal
           Year

As a result of this acquisition, CEOC has adopted the June 30 fiscal year end of Pegasus. The first consolidated post-acquisition report will be the Form 10-KSB for the fiscal year end June 30, 2005.


Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective on April 4, 2005, the Company adopted a Code of Ethics (filed hereto as Exhibit 14.1). Prior thereto, the Company had no formal, written code of ethics.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS


Item 9.01 Financial Statements and Exhibits

     A. Financial Statements of Business Acquired


OTC Wireless, Inc. Financial Statements for the years ended June 30, 2004 and 2003 and for Pegasus (consolidated) for the nine months ended March 31, 2005 and OTCW for the nine months ended March 31, 2004, with independent auditors report (including Balance Sheets, Statement of Operations, Statements of Shareholders' Equity, Statement of Cash Flows, and Notes to Consolidated Financial Statements) filed hereto start on page F-1 of this Form 8-K.


     B. Pro Forma Financial Information


Unaudited Pro Forma Condensed Financial Statements of Pegasus (consolidated) and CEOC (including Balance Sheet, Statement of Operations and Notes to Pro Form Financial Statements) as of and for the quarter ended March 31, 2005; Unaudited Pro Forma Condensed Statement of Operations and Notes to Pro Form Financial Statements for the year ended June 30, 2004 of Pegasus, OTCW and CEOC filed hereto start on page F-11 of this Form 8-K.

     C. Exhibits

Exhibit No.    Description
----------------------------------------------------------------------
10.1 * Share and Exchange Agreement, dated as of April 4, 2005, by and among the Company, Pegasus and the convertible debt-holders and shareholders of CEOC.

10.2 * Share and Exchange Agreement, dated as of November 5, 2004, by and among Pegasus (f/k/a Homeskills, Inc.), and the shareholders of OTC Wireless, Inc.

14.1 *    Code of Ethics.

16.1 *    Frank L. Sassetti & Company letter regarding change of accountants.

16.2 *    Lawrence Scharfman & Company letter regarding change of accountants.

17.1 *    Letter of Resignation of Larry Creeger.
-----------------------
* Filed herewith.




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                             PEGASUS WIRELESS CORP.



April  18, 2005                  By:  /s/ Stephen Durland
                                -------------------------
                                Name: Stephen Durland
                                Title: CFO

                          INDEX TO FINANCIAL STATEMENTS


Independent Auditors' Report.................................................F-2

Balance Sheets...............................................................F-3

Statement of Operations......................................................F-4

Statement of Stockholders' Equity............................................F-5

Statement of Cash Flows......................................................F-6

Notes to Financial Statement.................................................F-7

             Report of Independent Registered Public Accounting Firm



The Board of Directors and Stockholders
OTC Wireless, Inc.
Freemont, California


We have audited the accompanying balance sheet of OTC Wireless, Inc., as of June 30, 2004, and the related statements of income, changes in stockholders' equity and cash flows for each of the two years in the period ended June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OTC Wireless, Inc. as of June 30, 2004 and 2003, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2004, in conformity with U.S. generally accepted accounting principles.




                                       /s/Pollard-Kelley Auditing Services, Inc.
                                          Pollard-Kelley Auditing Services, Inc.

Fairlawn, Ohio
August 4, 2004

                   Pegasus Wireless Corp / OTC Wireless, Inc.
                       Consolidated and Sole Balance Sheet


                                                                                        Pegasus                   OTC
                                                                                       March 31, 2005        June 30, 2004
                                                                                ----------------------- ------------------------
                                                                                      (unaudited)
                           ASSETS
CURRENT ASSETS
  Cash                                                                          $               653,791 $                298,045
  Accounts receivable                                                                           268,030                  421,916
  Inventory                                                                                     337,711                  265,146
 Prepaid expenses                                                                                19,685                   11,475
                                                                                ----------------------- ------------------------
          Total current assets                                                                1,279,217                  996,582
                                                                                ----------------------- ------------------------
FIXED ASSETS
          Total fixed assets, net                                                               150,390                  226,819
                                                                                ----------------------- ------------------------
OTHER ASSETS
   Deposits                                                                                      16,186                   31,186
                                                                                ----------------------- ------------------------
                                                                                                 16,186                   31,186
                                                                                ----------------------- ------------------------
Total Assets                                                                    $             1,445,793 $              1,254,587
                                                                                ======================= ========================
             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                                                              $               384,150 $                514,258
  Accrued expenses                                                                               85,768                  102,508
  Customer deposits                                                                                   0                   63,858
  Short-term note                                                                               306,447                        0
                                                                                ----------------------- ------------------------
          Total current liabilities                                                             776,365                  680,624
                                                                                ----------------------- ------------------------
LONG-TERM DEBT
  Note payable - related party                                                                        0                  504,231
                                                                                ----------------------- ------------------------
          Total long-term liabilities                                                                 0                  504,231
                                                                                ----------------------- ------------------------
Total liabilities                                                                               776,365                1,184,855
                                                                                ----------------------- ------------------------
STOCKHOLDERS' EQUITY
  Preferred stock, n/a and no par value, authorized 35,000,000 shares; Series A
     - 3,816,000, Series B-3,052,632, Series C- 1,379,310, Series D- 2,999,264,
     Series E-3,308,000, Series F- 740,000 issued and outstanding, respectively                     n/a               12,663,209
  Common stock, $0.0001 and no par value, authorized 100,000,000 and
    50,000,000 shares;30,409,992 and 5,645,287 issued and outstanding,
    respectively                                                                                  3,041                  416,865
  Additional paid in capital in excess of par                                                14,168,730                      n/a
  Accumulated deficit                                                                       (13,502,343)             (13,010,342)
                                                                                ----------------------- ------------------------
          Total stockholders' equity                                                            669,428                   69,732
                                                                                ----------------------- ------------------------
Total Liabilities and  Stockholders' Equity                                     $             1,445,793 $              1,254,587
                                                                                ======================= ========================



     The accompanying notes are an integral part of the financial statements

                   Pegasus Wireless Corp. / OTC Wireless, Inc.
                  Consolidated and Sole Statement of Operations


                                                Pegasus                  OTC
                                              Nine Months            Nine Months
                                                 Ended                   Ended                  OTC                 OTC
                                                March 31,             March 31,             Year Ended          Year Ended
                                                  2005                   2004              June 31, 2004       June 30, 2003
                                           ---------------------  ---------------------- ------------------- -------------------
                                              (unaudited)            (unaudited)

REVENUES                                   $           2,610,149  $            2,315,890 $         3,136,817 $         4,339,706

COST OF SALES                                          1,430,590               1,105,954           1,565,592           2,627,215
                                           ---------------------  ---------------------- ------------------- -------------------

     GROSS MARGIN                                      1,179,559               1,209,936           1,571,225           1,712,491

OPERATING EXPENSES
   General and administrative expenses                 1,570,802               1,832,555           2,385,841           3,373,989
   Depreciation                                           83,394                 137,487             155,196             197,706
                                           ---------------------  ---------------------- ------------------- -------------------

        Total expenses                                 1,654,196               1,970,042           2,541,037           3,571,695
                                           ---------------------  ---------------------- ------------------- -------------------

Income (loss) from operations                           (474,637)               (760,106)           (969,812)         (1,859,204)

OTHER INCOME (EXPENSE)
   Interest income                                         3,481                   6,641               6,751              25,581
   Interest expense                                      (22,917)                      0             (25,000)            (10,550)
   Other income (expense)                                  2,072                  (3,771)                  0              44,249
                                           ---------------------  ---------------------- ------------------- -------------------

        Total other income (expense)                     (17,364)                  2,870             (18,249)             59,280
                                           ---------------------  ---------------------- ------------------- -------------------

Income (loss) before income taxes                       (492,001)               (757,236)           (988,061)         (1,799,924)

 Provision for income taxes                                    0                       0               (800)               (800)
                                           ---------------------  ---------------------- ------------------- -------------------

Comprehensive loss                         $            (492,001) $             (757,236)$          (988,861)$        (1,800,724)
                                           =====================  ====================== =================== ===================

Loss per weighted average common share     $               (0.01) $                (0.15)$             (0.19)$             (0.35)
                                           =====================  ====================== =================== ===================

Number of weighted average common shares
outstanding                                           30,409,992               5,124,784           5,177,987           5,124,784
                                           =====================  ====================== =================== ===================








     The accompanying notes are an integral part of the financial statements

                   Pegasus Wireless Corp. / OTC Wireless, Inc.
                 Consolidated Statement of Stockholders' Equity





                                                                                                                        Total
                                        Number of Shares          Par Value of Stock       Additional                Stockholders'
                                     -----------------------  --------------------------     Paid in   Accumulated       Equity
                                         Pfd        Common         Pfd          Common       Capital      Deficit     (Deficiency)
                                     -----------  ----------  ------------  ------------  -----------  ------------  -------------

BEGINNING BALANCE, June 30,
2002                                   15,195,206   5,124,784 $ 12,413,209  $    108,538  $         0  $(10,220,757) $   2,300,990
Issuance of preferred stock               100,000           0      250,000             0            0             0        250,000
Net loss                                        0           0            0             0            0    (1,800,724)    (1,800,724)
                                     ------------  ---------- ------------  ------------  -----------  ------------  -------------

BALANCE, June 30, 2003                 15,295,206   5,124,784   12,663,209       108,538            0   (12,021,481)       750,266
Issuance of common stock for services           0     212,811            0       108,327            0             0        108,327
Common stock issued for cash                    0     307,692            0       200,000            0             0        200,000
Net income (loss)                               0           0            0             0            0      (988,861)      (988,861)
                                     ------------  ---------- ------------  ------------  -----------  ------------  -------------
BALANCE, June 30, 2004                 15,295,206   5,645,287   12,663,209       416,865            0   (13,010,342)        69,732
                                                                                 =======

Conversion of preferred to common     (15,295,206) 16,055,205  (12,633,209)   12,633,209            0             0              0
Reorganization of OTC into PWC                  0   8,709,500            0   (13,047,033)  14,168,730             0      1,121,697
Net income (loss)                               0           0            0             0            0      (492,001)      (492,001)
                                                                                                           =========      =========
                                     ------------  ---------- ------------  ------------  -----------  ------------  -------------
ENDING BALANCE, March 31, 2005
(unaudited)                                     0  30,409,992 $          0  $      3,041  $14,168,730  $(13,502,343) $     669,428
                                     ============  ========== ============  ============  ===========  ============  =============













     The accompanying notes are an integral part of the financial statements

                   Pegasus Wireless Corp. / OTC Wireless, Inc.
                  Consolidated and Sole Statement of Cash Flows

                                                     Pegasus                  OTC
                                                   Nine Months            Nine Months              OTC                OTC
                                                      Ended                  Ended             Year Ended         Year Ended
                                                    March 31,              March 31,            June 30,           June 30,
                                                      2005                   2004                 2004               2003
                                              ---------------------- ---------------------  -----------------  ----------------
                                                    (unaudited)            (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                             $            (492,001) $            (757,236) $        (988,861) $    (1,800,724)
Adjustments to reconcile net loss to net
 cash used by operating activities:
   Depreciation and amortization                             83,394                137,487            155,196          197,706
   Loss on disposal of assets                                     0                      0             18,541              404
   Stock issued for services                                      0                      0            108,327                0
Changes in operating assets and liabilities:
   (Increase) decrease in accounts receivable               153,886                529,738            271,137          627,132
   (Increase) decrease in inventory                         (72,565)               146,624            193,578           72,408
   (Increase) decrease in prepaid expenses                   (8,210)                19,189             31,673           13,586
   Increase (decrease) in accounts payable                 (130,108)              (355,630)          (438,842)        (549,419)
   Increase (decrease) in accrued expenses                   35,576                 33,572             (9,222)         (25,132)
   Increase (decrease) in customer deposits                 (63,858)              (878,938)          (831,300)         788,819
                                              ---------------------  --------------------- ------------------  ---------------
Net cash used by operating activities                      (493,886)            (1,125,194)        (1,489,773)        (675,220)
                                              ---------------------  --------------------- ------------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of fixed assets                                    0                      0            (12,225)         (48,323)
   Proceeds from the sale of fixed assets                         0                      0             11,616                0
   Decrease in deposits                                      15,000                      0             25,392                0
                                              ---------------------  --------------------- ------------------  ---------------
Net cash from investment activities                          15,000                      0             24,783          (48,323)
                                              ---------------------  --------------------- ------------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments of notes payable - related party               (250,000)                     0                  0                0
   Proceeds of notes payable - related party                      0                      0              4,231          498,353
   Proceeds from issuance of common stock                 1,084,632                      0            200,000                0
   Proceeds from issuance of preferred stock                      0                      0                  0          250,000
                                              ---------------------  --------------------- ------------------  ---------------
Net cash provided by financing activities                   834,632                      0            204,231          748,353
                                              ---------------------  --------------------- ------------------  ---------------
Net increase (decrease) in cash                             355,746             (1,125,194)        (1,260,759)          24,810
                                              ---------------------  --------------------- ------------------  ---------------
CASH, beginning of period                                   298,045              1,558,804          1,558,804        1,533,994
                                              ---------------------  --------------------- ------------------  ---------------
CASH, end of period                           $             653,791  $             433,610 $          298,045  $     1,558,804
                                              =====================  ===================== ==================  ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
   Interest paid in cash                      $                   0  $                   0 $                0  $         1,920
                                              =====================  ===================== ==================  ===============
   Income taxes paid in cash                  $                   0  $                   0 $              800  $           800
                                              =====================  ===================== ==================  ===============
Non-Cash Financing Activities:
   Common stock issued for acquisition        $                   0  $                   0 $                0  $             0
                                              =====================  ===================== ==================  ===============








     The accompanying notes are an integral part of the financial statements

                   Pegasus Wireless Corp / OTC Wireless, Inc.
               Notes to Consolidated and Sole Financial Statements
                (Information with regard to the nine months ended
                      March 31, 2005 and 2004 is unaudited)


NOTE 1 - THE COMPANY

     OTC Wireless, Inc., (the Company, OTCW, or OTC Wireless) was incorporated under the laws of the State of California on September 21, 1993. The Company is engaged in the business of designing, manufacturing and marketing wireless hardware and software solutions for broadband fixed, portable networking and Internet access.

     Pegasus Wireless Corp., (Pegasus), is a Colorado corporation and was incorporated on January 30, 2004. OTCW's fiscal year end is June 30, and upon the reverse merger in November 2004, Pegasus adopted the same fiscal year end.


NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation - The financial statements have been prepared on a going concern basis. As of March 31, 2005, the Company had an accumulated deficit of $13,502,300 and suffered losses since inception. Management has implemented workforce reduction, pay cut and other cost saving programs to reduce the operating expenses. In addition, the Company also plans to enlarge the customer base, increase the sales volume and institute more effective management techniques. Management believes these factors will contribute toward achieving profitability and providing sufficient cash and financing commitments to meet its funding requirements over the next year. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of assets and liabilities that may result from the outcome of this uncertainty.

     Principles of consolidation - The consolidated financial statements as of March 31, 2005, and for the nine months then ended include the accounts of Pegasus Wireless Corp. and its wholly owned subsidiary. Inter- company balances and transactions have been eliminated.

     Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

     Revenue  Recognition  - The Company  recognizes  revenue from product sales
when  units  are  shipped,   provided  no  significant  obligation  remains  and
collection is probable.

     Inventory - The Company values its inventory at the lower of cost or market, cost determined using the standard cost method. The Company also utilizes the reserve method to account for slow moving and obsolete inventory. The reserve for inventory obsolescence was $644,000 and $900,961 at June 30, 2004 and 2003, respectively.

     Loss Per Share - Loss per share is computed using the Weighted Average Number of common shares outstanding during the fiscal year.

     Concentration of Credit Risk - The Company extends credit based on the evaluation of each customer's financial condition, and generally requires no collateral from its customers. Credit losses, if any, have been provided for in the financial statements and have been generally within management's expectations. For the fiscal year ended June 30, 2004, two customers accounted for 50% of the Company's total sales and 62% of the accounts receivable balance. Also, one vendor accounted for 92% of the Company's total purchases and 84% of the accounts payable balance.

                   Pegasus Wireless Corp / OTC Wireless, Inc.
               Notes to Consolidated and Sole Financial Statements


NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

     Concentration of Credit Risk, (continued) - For the fiscal year ended June 30, 2003, three customers accounted for 46% of the Company's total sales and 71% of the accounts receivable balance. Also, two suppliers accounted for 39% of the Company's total purchases and 97% of the accounts payable balance.

     During the fiscal years ending and at June 30, 2004 and 2003, the Company had deposits in banks in excess of the FDIC insurance limit.

     Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts. Actual results could differ from those estimates.

     Advertising - The Company expenses the production costs of advertising as they are incurred. Advertising expense was $7,307 and $47,408 for the fiscal years ending June 30, 2004 and 2003, respectively.

     Shipping and Handling Costs - The Company incurs and bills shipping and handling costs related to the sales of its products. Amounts billed customers in sales transactions for shipping and handling are recorded as a credit to shipping expenses. The net freight costs were $1,856 and $13,699 for the fiscal years ending June 30, 2004 and 2003, respectively.

     Interim financial information - The financial statements for the nine months ended March 31, 2005 and 2004, are unaudited and include all adjustments which in the opinion of management are necessary for fair presentation, and such adjustments are of a normal and recurring nature. The results for the nine months are not indicative of a full year's results.


NOTE 4 - ACCOUNTS RECEIVABLE

     The Company uses the allowance method to account for its doubtful accounts. The allowance for doubtful accounts is based on management's estimates. Accounts receivable as of June 30, 2004 and 2003, consist of the following:

                                                   2004            2003
                                             -------------     ------------
       Trade accounts receivable             $     427,616     $    697,253
       Allowance for doubtful accounts              (5,700)          (4,200)
                                             -------------     ------------
                   Total                     $     421,916     $    693,053


NOTE 5 - INVENTORY

     The Company values its inventory at the lower of cost or market, cost determined using the standard cost method. The Company also utilizes the reserve method to account for slow moving and obsolete inventory. Inventory as of June 30, 2004 and 2003, consist of the following:

                                                  2004             2003
                                             ------------      ------------
        Finished goods                       $    909,146      $  1,359,685
        Less: Reserve for obsolescence           (644,000)          (900,961)
                                             ------------      -------------
                    Total                    $    265,146      $     458,724

                   Pegasus Wireless Corp / OTC Wireless, Inc.
               Notes to Consolidated and Sole Financial Statements


NOTE 6 - NOTES PAYABLE

     On March 6, 2003, the Company obtained a $500,000 loan from one of its stockholders. The loan is due and payable in two years. It bears interest at 5% per annum. The total interest accrued on this loan at June 30, 2004 was $25,000. $250,000 of this loan was paid in the third fiscal quarter.


NOTE 7 - FIXED ASSETS

     Fixed assets are stated at cost. Maintenance, repairs and renewals are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives ranging from 3 to 7 years. Fixed assets as June 30, 2004 and 2003 consist of the following:

                                                   2004            2003
                                              -------------     -----------
        Furniture and fixtures                $     108,945     $   120,180
        Machinery and equipment                     320,685         595,750
        Automobiles                                       0          38,466
        Computer equipment                          111,184         187,682
        Software                                     94,675         328,007
        Leasehold improvements                            0          25,961
                                              -------------     -----------
                    Total                           635,489       1,296,046
        Less: Accumulated depreciation            (408,670)        (896,099)
                                              ------------      -----------
                    Net                       $    226,819      $   399,947


NOTE 8 - STOCKHOLDERS' EQUITY

     The authorized capital stock of the Company consists of 50,000,000 shares of common stock and 35,000,000 shares of preferred stock. The stock is no par value. There are 5,645,287 and 5,124,784 shares of common stock outstanding at June 30, 2004 and 2003, respectively. The authorized common stock of Pegasus is 100,000,000 shares with a par value of $0.0001. At March 31, 2005, there are 20,409,992 common shares issued and outstanding.

     There are six series of preferred stock: Series A - 3,816,000 authorized and outstanding shares at June 30, 2004 and 2003; Series B - 3,052,632 authorized and outstanding shares at June 30, 2004 and 2003; Series C - 1,379,310 authorized and outstanding shares at June 30, 2004 and 2003; Series D
- 2,999,264 authorized and outstanding shares at June 30, 2004 and 2003; Series E - 3,308,000 authorized and outstanding shares at June 30, 2004 and 2003; and Series F - 740,000 shares authorized and outstanding shares at June 30, 2004 and 2003, respectively. Pegasus has no shares of preferred stock authorized.

     Holders of the Series A, Series B and Series C are entitled to receive distributions as declared by the board of directors. Dividends to common shareholders are restricted until the aggregate distributions to Series A holders equals $.25 per share, to Series B holders equals, $.49 per share and Series C holders equals $.725 per share.

     Holders of Series D, Series E and Series F are entitled to receive distributions as declared by the board of directors at the rate of $.086 per share of Series D, $.10 per share of Series E and $.125 per share of Series F. Common share dividends are restricted unless are dividends are paid to holders of Series D, Series E and Series F preferred stock.

                   Pegasus Wireless Corp / OTC Wireless, Inc.
               Notes to Consolidated and Sole Financial Statements


NOTE 8 - STOCKHOLDERS' EQUITY, continued

     Preferred stockholders receive preference and a premium of $.25 per share of Series A, $.4915 per share of Series B, $.725 per share of Series C, $1.075 per share of Series D, $1.25 per share of Series E, and $2.50 per share of Series F. The premium amounts are reduced by the aggregate dividends per share theretofore paid on the shares outstanding.

     Each share of preferred stock shall be convertible, at the option of the holder thereof, at any time, into such number of shares as determined by the following conversion rates: Series A $.25 per share, Series B $.4915 per share, Series C $.725 per share, Series D $1.075 per share, Series E $1.25 per share and Series F $2.50 per share. Each share shall automatically convert into shares of common stock at the above conversion rates immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, covering the offer and sale of common stock at a price per share of $7.50 and an aggregate offering price of not less than $20,000,000. There are certain adjustments to the conversion price for dilution and dividends paid.

     The holder of each share of preferred stock has the right to one vote for each share of common stock into which such share of preferred stock could be converted. The voting rights are equal in all respects to the common share voting rights. Special rights exist for voting for directors. Series A holders are entitled to elect two members of the board of directors. Series B, C and D holders are each entitled to elect one member to the board of directors. Holders of Series E are entitled to elect one member to the board of directors if at least 1,000,000 shares of Series E preferred are outstanding. And Series F holders are entitled to elect one member to the board of directors if the outstanding shares of Series F preferred constitute at least ten percent of the outstanding capital of the Company. Converted preferred shares shall be canceled upon conversion. 100% of the issued and outstanding preferred stock was converted into 16,055,205 shares of common stock as of the reverse merger.


NOTE 9 - OPERATING LEASES

     On April 12, 2004 the Company entered into an operating lease expiring May 8, 2007, for office space. The base rent is to be increased by 4% on the anniversary of the effective date. The total rental expense for the years ended June 30, 2004 and 2003 was $364,567 and $388,826 respectively. Future minimum lease payments for the remaining lease term are as follows: Years ending June 30, 2005 -$79,704, 2006 - $82,892 and 2007 - $71,840.


NOTE 10 - REORGANIZATION

     On November 5, 2004, OTCW entered into a reverse merger with Pegasus Wireless Corp, (f/k/a Homeskills, Inc.), whereby OTCW became a wholly owned subsidiary of Pegasus, but is considered the accounting acquiror for reporting purposes. The Company issued 22,409,992 shares of common stock to effect this reverse merger.


NOTE 11 - SUBSEQUENT EVENTS

     On April 4, 2005, Pegasus and CEO Channel, Inc., (CEOC), entered into an agreement for Pregasus to acquire 100% of CEOC by issuing 3,000,000 shares of its common stock in exchange for the retirement of the convertible debt of CEOC and the contribution of the outstanding shares of CEOC back to CEOC. As a result of this transaction, Pegasus, as successor to CEOC, (which was a separate reporting company), is required to be reporting to the U.S. Securities and Exchange Commission.

                     INDEX TO PRO FORMA FINANCIAL STATEMENTS





Pro forma Consolidated Balance Sheet........................................F-12

Pro forma Consolidated Statements of Operations.............................F-13

Notes to Pro forma Consolidated  Financial Statement........................F-14

                             PEGASUS WIRELESS CORP.
                      Pro forma Consolidated Balance Sheet
                                   (Unaudited)
                                 March 31, 2005


                                                                                  CEO
                                                               Pegasus          Channel.
                                                               Wireless           com,             Proforma
                                                                Corp.             Inc.            Adjustments       Proforma
                                                            ----------------- ---------------  ---------------  ----------------
                                  ASSETS
CURRENT ASSETS
   Cash                                                     $         653,791 $        15,000                   $        668,791
   Accounts receivable                                                268,030               0                            268,030
   Inventory                                                          337,711               0                            337,711
   Prepaid expenses and other current assets                           19,685               0                             19,685
                                                            ----------------- ---------------                   ----------------
          Total current assets                                      1,279,217          15,000                          1,294,217
                                                            ----------------- ---------------                   ----------------
PROPERTY, PLANT AND EQUIPMENT
   (Net of accumulated depreciation)                                  150,390               0                            150,390
                                                            ----------------- ---------------                   ----------------
          Total property, plant and equipment                         150,390               0                            150,390
                                                            ----------------- ---------------                   ----------------
OTHER ASSETS
   Investment in subsidiaries                                               0               0  a)       29,000
                                                                                               b)      (29,000)                0
   Other                                                               16,186               0                             16,186
                                                            ----------------- ---------------                   ----------------
          Total other assets                                           16,186               0                             16,186
                                                            ----------------- ---------------                   ----------------
Total Assets                                                $       1,445,793 $        15,000                   $      1,460,793
                                                            ================= ===============                   ================

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                         $         384,150 $             0                   $        384,150
   Accrued expenses                                                    85,768           7,000                             92,768
   Customer deposits                                                        0               0                                  0
   Short-term notes payable - related party                           306,447          18,500  a)      (18,500)          306,447
                                                            ----------------- ---------------                   ----------------
          Total current liabilities                                   776,365          25,500                            783,365
                                                            ----------------- ---------------                   ----------------
LONG-TERM DEBT
   Long-term note payable - related party                                   0               0                                  0
                                                            ----------------- ---------------                   ----------------
          Total long-term debt                                              0               0                                  0
                                                            ----------------- ---------------                   ----------------
Total Liabilities                                                     776,365          25,500                            783,365
                                                            ----------------- ---------------                   ----------------
STOCKHOLDERS' EQUITY
  Common stock, $0.0001 and $0.0001 par value; 100,000,000,
     and 50,000,000 shares authorized; 30,409,992, and
     12,200,000 shares issued and outstanding                           3,041           1,220  a)          300
                                                                                               a)       (1,220)            3,341
   Additional paid-in capital                                      14,168,730         233,760  a)       28,700
                                                                                               a)        1,220
                                                                                               e)     (234,980)       14,197,430
   Accumulated deficit                                            (13,502,343)       (245,480) e)      224,480       (13,523,343)
                                                            ----------------- ---------------                   ----------------
          Total stockholders' equity                                  669,428         (10,500)                           677,428
                                                            ----------------- ---------------                   ----------------
Total Liabilities and  Stockholders' Equity                 $       1,445,793 $        15,000                   $      1,460,793
                                                            ================= ===============                   ================









                  The accompanying notes are an integral part
                      of the pro-forma financial statements

                             PEGASUS WIRELESS CORP.
                 Pro forma Consolidated Statements of Operations
                                   (Unaudited)
                        Nine Months Ended March 31, 2005


                                                                                  CEO
                                                               Pegasus          Channel.
                                                               Wireless           com,             Proforma
                                                                Corp.             Inc.            Adjustments       Proforma
                                                            ----------------- ---------------  ---------------  ----------------

REVENUES
   Sales                                                    $       2,610,149 $             0                   $      2,610,149
                                                            ----------------- ---------------                   ----------------

          Total revenues                                            2,610,149               0                          2,610,149

COST OF SALES
   Cost of sales                                                    1,430,590               0                          1,430,590
                                                            ----------------- ---------------                   ----------------

          Gross margin                                              1,179,559               0                          1,179,559
                                                            ----------------- ---------------                   ----------------

OPERATING EXPENSES
   General and administrative                                       1,570,802           7,000                          1,577,802
   Depreciation                                                        83,394               0                             83,394
                                                            ----------------- ---------------                   ----------------

          Total operating expenses                                  1,654,196           7,000                          1,661,196
                                                            ----------------- ---------------                   ----------------

Operating loss                                                       (474,637)         (7,000)                          (481,637)
                                                            ----------------- ---------------                   ----------------

OTHER INCOME (EXPENSE)
   Interest income                                                      3,481               0                              3,481
   Other income (expense)                                               2,072               0                              2,072
   Interest expense                                                   (22,917)           (900)                           (23,817)
                                                            ----------------- ---------------                   ----------------

          Total other income (expense)                                (17,364)           (900)                           (18,264)
                                                            ----------------- ---------------                   ----------------

Net income (loss)                                           $        (492,001)$        (7,900)                  $       (499,901)
                                                            ================= ===============                   ================
















                   The accompanying notes are an integral part
                      of the pro-forma financial statements

                             PEGASUS WIRELESS CORP.
              Notes to Pro forma Consolidated Financial Statements
                                   (Unaudited)


(1) Pro forma Changes On November 5, 2004, the Company entered into a Share Exchange Agreement with OTC Wireless, Inc., (OTCW), a California company. This business combination was a reverse merger, accounted for as a recapitalization of OTCW. The Company issued 22,409,992 shares of common stock of the Company to complete this acquisition.

     On April 5, 2005, the Company entered into an acquisition agreement with CEO Channel.com, Inc., (CEOC). The Company issued 3,000,000 shares of common stock of the Company to complete this acquisition.

     The Pro forma statement of operations includes the nine months ended March 31, 2005 for the Company, OTCW and CEOC.

(2)  Pro forma Adjustments

     a) 3,000,000 shares of common stock of the Company was issued to settle the then outstanding convertible debt of CEOC. The 12,200,000 shares of common stock of CEOC was contributed back to CEOC and retired.

     Consolidation:

     b) Eliminate investment in subsidiaries, the Company's retained deficit and common stock of subsidiaries.

                     INDEX TO PRO FORMA FINANCIAL STATEMENTS





Pro forma Consolidated Statements of Operations.............................F-16

Notes to Pro forma Consolidated  Financial Statement........................F-17

                             PEGASUS WIRELESS CORP.
                 Pro forma Consolidated Statements of Operations
                                   (Unaudited)
                            Year Ended June 30, 2004


                                                                                            CEO
                                                Pegasus           OTC           Channel.          Pro forma
                                               Wireless        Wireless,          com,           Adjustments       Pro forma
                                                 Corp.           Inc.             Inc.
                                            --------------- ---------------   -------------    ---------------- -----------------
REVENUES
   Sales                                    $             0 $     3,136,817   $           0                     $       3,136,817
                                            --------------- ---------------   -------------                     -----------------

          Total revenues                                  0       3,136,817               0                             3,136,817

COST OF SALES
   Cost of sales                                          0       1,565,592               0                             1,565,592
                                            --------------- ---------------   -------------                     -----------------

          Gross margin                                    0       1,571,225               0                             1,571,225
                                            --------------- ---------------   -------------                     -----------------

OPERATING EXPENSES
   General and administrative                             0       2,385,841               0                             2,385,841
   Depreciation                                           0         155,196               0                               155,196
                                            --------------- ---------------   -------------                     -----------------

          Total operating expenses                        0       2,541,037               0                             2,541,037
                                            --------------- ---------------   -------------                     -----------------

Operating loss                                            0        (969,812)              0                              (969,812)
                                            --------------- ---------------   -------------                     -----------------

OTHER INCOME (EXPENSE)
   Interest income                                        0           6,751               0                                 6,751
   Interest expense                                       0         (25,000)         (1,200)                              (26,200)
                                            --------------- ---------------   -------------                     -----------------

          Total other income (expense)                    0         (18,249)         (1,200)                              (19,449)
                                            --------------- ---------------   -------------                     -----------------

Net income (loss)                           $             0 $      (988,061)  $      (1,200)                    $        (989,261)
                                            =============== ===============   =============                     =================







                  The accompanying notes are an integral part
                      of the pro-forma financial statements

                             PEGASUS WIRELESS CORP.
              Notes to Pro forma Consolidated Financial Statements
                                   (Unaudited)


(1) Pro forma Changes On November 5, 2004, the Company entered into a Share Exchange Agreement with OTC Wireless, Inc., (OTCW), a California company. This business combination was a reverse merger, accounted for as a recapitalization of OTCW. The Company issued 22,409,992 shares of common stock of the Company to complete this acquisition.

     On April 5, 2005, the Company entered into an acquisition agreement with CEO Channel.com, Inc., (CEOC). The Company issued 3,000,000 shares of common stock of the Company to complete this acquisition.

     The Pro forma statement of operations includes the year ended June 30, 2004 for the Company, OTC and CEOC.

(2)  Pro forma Adjustments

     a) 3,000,000 shares of common stock of the Company was issued to settle the then outstanding convertible debt of CEOC. The 12,200,000 shares of common stock of CEOC contributed back to CEOC and retired.

     Consolidation:

     b) Eliminate investment in subsidiaries, the Company's retained deficit and common stock of subsidiaries.